                                                                     Exhibit 1.1


================================================================================


                            MERRILL LYNCH & CO., INC.
                            (a Delaware corporation)


                   MERRILL LYNCH PREFERRED FUNDING II, L.P.
                        (a Delaware limited partnership)


                   MERRILL LYNCH PREFERRED CAPITAL TRUST II
                           (a Delaware business trust)


         ______% Trust Originated Preferred Securities(SM) ("TOPrS(SM)")



                               PURCHASE AGREEMENT




Dated: February __, 1997


================================================================================

                                Table of Contents

                                                                           Page
                                                                           ----

SECTION 1. Representations and Warranties..................................  5

      (a)   Representations and Warranties by the Company..................  5

            (i)     Compliance with Registration Requirements..............  5
            (ii)    Incorporated Documents.................................  6
            (iii)   Independent Accountants................................  6
            (iv)    Financial Statements...................................  6
            (v)     No Material Adverse Change in Business.................  7
            (vi)    Good Standing of the Company...........................  7
            (vii)   Good Standing of Subsidiaries..........................  7
            (viii)  Authorization of Agreement.............................  8
            (ix)    Authorization of the Debentures and
                        Indentures.........................................  8
            (x)     Authorization of Investment Guarantees.................  8
            (xi)    Due Authorization of Additional
                        Agreements.........................................  9
            (xii)   Description of Additional Agreements ..................  9
            (xiii)  Absence of Defaults and Conflicts......................  9
            (xiv)   Absence of Labor Dispute............................... 10
            (xv)    Absence of Proceedings................................. 10
            (xvi)   Exhibits............................................... 10
            (xvii)  Absence of Further Requirements........................ 10
            (xviii) Possession of Intellectual Property.................... 11
            (xix)   Possession of Licenses and Permits..................... 11
            (xx)    Title to Property...................................... 11
            (xxi)   Rating of Securities................................... 12
            (xxii)  Investment Company Act.
            (xxiii) Authorization of Trust Guarantee....................... 12
            (xxiv)  Authorization of Partnership Guarantee................. 13

      (b)   Officers' Certificates......................................... 13

      (c)   Representations and Warranties by the Trust,
            Partnership and Company........................................ 13

            (i)     Good Standing of Trust................................. 13
            (ii)    Authorization of Declaration........................... 13
            (iii)   Authorization of Trust Common Securities............... 14
            (iv)    Authorization of Trust Preferred
                        Securities......................................... 14
            (v)     Regular Trustees....................................... 14
            (vi)    Good Standing of the Partnership....................... 14
            (vii)   Authorization of Partnership Agreement................. 15
            (viii)  Authorization of Partnership Preferred
                        Securities......................................... 15

                                                                           Page
                                                                           ----

            (ix)    General Partner Status................................. 15
            (x)     Investment Company Act................................. 15
            (xi)    Absence of Conflicts................................... 15
            (xii)   Absence of Further Requirements........................ 16
            (xiii)  Absence of Proceedings................................. 16

SECTION 2. Sale and Delivery to Underwriters; Closing...................... 16

      (a)   Securities..................................................... 16
      (b)   Payment........................................................ 17
      (c)   Denominations; Registration.................................... 18

SECTION 3. Covenants of the Offerors....................................... 18

      (a)   Compliance with Securities Regulations and
               Commission Requests......................................... 18
      (b)   Filing of Amendments........................................... 18
      (c)   Delivery of Registration Statements............................ 19
      (d)   Delivery of Prospectuses....................................... 19
      (e)   Continued Compliance with Securities Laws...................... 19
      (f)   Blue Sky Qualifications........................................ 20
      (g)   Rule 158....................................................... 20
      (h)   Use of Proceeds................................................ 20
      (i)   Listing........................................................ 21
      (j)   Reporting Requirements......................................... 21

SECTION 4. Payment of Expenses............................................. 21

      (a)   Expenses....................................................... 21
      (b)   Termination of Agreement....................................... 21

SECTION 5. Conditions of Underwriters' Obligations......................... 22

      (a)   Effectiveness of Registration Statement........................ 22
      (b)   Opinion of Counsel for Company................................. 22
      (c)   Opinion of Counsel for Underwriters............................ 22
      (d)   Opinion of Counsel for the Property Trustee.................... 23
      (e)   Officers' Certificate.......................................... 23
      (f)   Accountant's Comfort Letter.................................... 23
      (g)   Bring-down Comfort Letter...................................... 24
      (h)   Maintenance of Rating.......................................... 24
      (i)   Approval of Listing............................................ 24
      (j)   Additional Documents........................................... 24
      (k)   Termination of Agreement....................................... 24
      (l)   No Objection................................................... 25
      (a)   Indemnification of Underwriters................................ 25

                                                                            Page
                                                                            ----

      (b)   Indemnification of Offerors, Directors and
            Officers....................................................... 26
      (c)   Actions against Parties; Notification.......................... 26
      (d)   Settlement without Consent if Failure to
            Reimburse...................................................... 27

SECTION 7. Contribution.................................................... 27

SECTION 8. Representations, Warranties and Agreements to
      Survive Delivery..................................................... 29

SECTION 9. Termination of Agreement........................................ 29

      (a)   Termination; General........................................... 29
      (b)   Liabilities.................................................... 30

SECTION 10. Default by One or More of the Underwriters..................... 30

SECTION 11. Notices........................................................ 31

SECTION 12. Parties........................................................ 31

SECTION 13. Governing Law and Time......................................... 31

SECTION 14. Effect of Headings............................................. 31

SCHEDULE A........................................................Schedule A-1

SCHEDULE B........................................................Schedule B-1

EXHIBIT A..................................................................A-1

EXHIBIT B..................................................................B-1

EXHIBIT C..................................................................C-1

                            MERRILL LYNCH & CO., INC.
                            (a Delaware corporation)


                   MERRILL LYNCH PREFERRED FUNDING II, L.P.
                        (a Delaware limited partnership)


                   MERRILL LYNCH PREFERRED CAPITAL TRUST II
                           (a Delaware business trust)


                      12,000,000 Trust Preferred Securities


         ______% Trust Originated Preferred Securities(SM) ("TOPrS(SM)")
              (Liquidation Amount of $25 per Preferred Security)


                               PURCHASE AGREEMENT


                                February __, 1997


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representatives of the several Underwriters

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

            Merrill Lynch Preferred Capital Trust II (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Trust Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. ss.ss. 3801 et seq.), Merrill Lynch Preferred Funding II, L.P. (the "Partnership"), a limited partnership organized under the Revised Uniform Limited Partnership Act (the "Delaware Partnership Act") of the State of

----------
(SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

Delaware (Chapter 17, Title 6, of the Delaware Code, 6 Del. C. ss.ss. 17101 et seq.), and Merrill Lynch & Co., Inc., a Delaware corporation (the "Company" and, together with the Trust and the Partnership, the "Offerors"), confirm their agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and __________, are acting as representatives (in such capacity, they shall hereinafter be referred to as the "Representatives"), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of ___% Trust Originated Preferred Securities (liquidation amount of $25 per preferred security) representing preferred undivided beneficial ownership interests in the assets of the Trust ("TOPrS" or the "Trust Preferred Securities") set forth in said Schedule A. The Company will own all the common securities (the "Trust Common Securities" and, together with the Trust Partnership Securities, the "Trust Securities"), representing undivided beneficial ownership interests in the assets of the Trust. The Trust Preferred Securities and the Trust Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of February __, 1997 (the "Declaration"), among the Company, as Sponsor, Theresa Lang and Stanley Schaefer, as regular trustees (the "Regular Trustees"), The Chase Manhattan Bank, a national banking association, as institutional trustee (the "Property Trustee") and Chase Manhattan Bank Delaware, a Delaware corporation, as Delaware trustee (the "Delaware Trustee" and, together with the Regular Trustees and the Property Trustee, the "Issuer Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Trust Preferred Securities will be guaranteed by the Company, to the extent set forth in the Prospectus with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Trust Preferred Securities Guarantee Agreement (the "Trust Guarantee"), dated as of February __, 1997, between the Company and The Chase Manhattan Bank, as trustee (the "Guarantee Trustee").

            The proceeds from the sale of the Trust Securities will be used by the Trust to purchase partnership preferred securities ("Partnership Preferred Securities"), representing all of the limited partner interests of the Partnership. All of the general partner interests will be owned by the Company, which initially shall be sole general partner (in such capacity, the "General Partner"). The Partnership Preferred Securities will be issued pursuant to an amended and restated agreement of limited partnership, dated as of February __, 1997 (the "Partnership Agreement"), among the Company, as general partner, and Merrill

Lynch Group, Inc., as initial limited partner, and such other persons who become limited partners thereto, and will be guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation and redemption pursuant to the Partnership Guarantee Agreement (the "Partnership Guarantee" and, together with the Trust Guarantee, the "Guarantees"). The Trust Preferred Securities and the related Trust Guarantee, together with the Partnership Preferred Securities and the related Partnership Guarantee, are referred to herein as the "Offered Securities."

            The Partnership will use the proceeds from the sale of the Partnership Preferred Securities and the capital contribution of the General Partner to acquire, among other things, (i) a subordinated debenture (the "Company Debenture") of the Company and (ii) senior debentures of one or more wholly-owned subsidiaries of the Company (the "Investment Subsidiaries", and together with the Company, the "Investment Affiliates"). The debentures to be issued by the Investment Subsidiaries (collectively, the "Subsidiary Debentures" and, together with the Company Debenture, the "Debentures") are to be fully and unconditionally guaranteed by the Company (the "Investment Guarantees"). Each of the Debentures shall be issued pursuant to an indenture (each an "Indenture"), to be dated as of February __, 1997, among the applicable Investment Affiliate, The Chase Manhattan Bank, as trustee (the "Debt Trustee"), and with respect to the Debentures issued by the Investment Subsidiaries, the Company, as guarantor (the "Debenture Guarantor").

            The Offerors understand that the Underwriters propose to make a public offering of the Offered Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Declaration, Trust Guarantee, Indenture relating to the Company Debenture and the Investment Guarantees have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

            The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-20137) covering the registration under the Securities Act of 1933, as amended (the "1933 Act"), of (i) the Trust Preferred Securities, (ii) the Trust Guarantee, (iii) the Partnership Preferred Securities, (iv) the Partnership Guarantee, (v) the Company Debenture and (vi) the Investment Guarantees. Promptly after execution and delivery of this Agreement, the Offerors will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement", and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus". If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated December 5, 1996 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

            All references in this Agreement to financial statements and schedules and other information which are "contained", "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the

Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each underwriter, as follows:

            (i) Compliance with Registration Requirements. The Offerors meet the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time, the Prospectus and any amendments or supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Offerors will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to (A) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus or (B) that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 (the "Form T-1") under the 1939 Act of a trustee.

            Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (iii) Independent Accountants. The accountants who certified the financial statements and any supporting Schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (iv) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of consolidated earnings, consolidated stockholders' equity and consolidated cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information of the Company required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement and the Prospectus.

            (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular quarterly dividends on its outstanding common stock, par value $1.331/3 per share, of the Company and regular dividends on its outstanding preferred stock in amounts per share that are consistent with the terms of such preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

            (vii) Good Standing of Subsidiaries. Each subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the 1933 Act (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the

Company are (A) the subsidiaries listed in Exhibit 21 to the Annual Report on Form 10-K of the Company filed with the Commission under Section 13 of the 1934 Act and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the 1933 Act.

            (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Offerors.

            (ix) Authorization of the Debentures and Indentures. Each Indenture has been duly authorized, and at the Closing Time, will have been duly executed and delivered by the applicable Investment Affiliate and, when duly executed and delivered by the Debt Trustee, will constitute a valid and binding agreement of such Investment Affiliate enforceable against such Investment Affiliate in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the "Bankruptcy Exceptions"). The Indenture of the Company has been duly qualified under the 1939 Act. The Debentures have been duly authorized for issuance and sale pursuant to this Agreement and, at the Closing Time, will have been duly executed by the applicable Investment Affiliate and, when authenticated, issued and delivered in the manner provided for in the applicable Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and legally binding obligations of such Investment Affiliate, enforceable against such Investment Affiliate in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

            (x) Authorization of Investment Guarantees. The Investment Guarantees have been duly authorized and, at the Closing Time, will have been duly executed and delivered by the Debenture Guarantor, and, when authenticated in the manner provided in the Investment Guarantee, will constitute a valid and binding obligation of the Debenture Guarantor, enforceable against the Debenture Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions. The Investment Guarantees have been duly qualified under the 1939 Act.

            (xi) Due Authorization of Additional Agreements. Each of the Trust Guarantee, Partnership Guarantee and Investment Guarantees (the "Transaction Documents") and the Debentures and Indentures has been duly authorized, executed and delivered by the applicable Investment Affiliate, and each agreement constitutes a valid and binding agreement of the applicable Investment Affiliate, except as enforcement thereof may be limited by the Bankruptcy Exceptions.

            (xii) Description of Additional Agreements. The Offered Securities and the Declaration, the Partnership Agreement, the Trust Guarantee and the Partnership Guarantee will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

            (xiii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of the Transaction Documents by the Company, the Debentures and the Indentures by the Company or the applicable Investment Subsidiary, as the case may be, and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined below) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, events, liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Company or any of its subsidiaries (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

            (xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which may reasonably be expected to result in a Material Adverse Effect.

            (xv) Absence of Proceedings. There is not any action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties, or operations thereof or the consummation of the transactions contemplated in the Transaction Documents and the Debentures and the Indentures or the performance by the Company and the applicable Investment Affiliate, respectively, of their obligations hereunder and thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, property, or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xvi) Exhibits. There are no contracts or documents which are of a character required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

            (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Offered Securities hereunder or the consummation of the transactions contemplated under this Agreement, or the due execution, delivery or performance of any Indenture except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

            (xviii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, service marks, trade names and other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except where the failure to own or possess or the lack of ability to acquire such Intellectual Property, singly or in the aggregate, would not result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (xix) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xx) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (A) are described in the Registration Statement and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property, do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries and do not, singly or in the aggregate have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, except where the failure of such leases or subleases to be in full force and effect would not have a Material Adverse Effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

            (xxi) Rating of Securities. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time (i) no downgrading shall have occurred in the rating accorded the Trust Preferred Securities or the Company's senior long-term debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Trust Preferred Securities or any of the Company's debt securities.

            (xxii) Investment Company Act. The Company is not, and upon the issuance and sale of the Trust Preferred Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

            (xxiii) Authorization of Trust Guarantee. The Trust Guarantee has been duly authorized by the Company and, when validly executed and delivered by the Company, and, assuming due authorization, execution and delivery of the Trust Guarantee by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Trust Guarantee will conform to all statements relating thereto contained in the Prospectus; and the Trust Preferred Guarantee Agreement, at the Closing Time, will have been duly qualified under the 1939 Act.

            (xxiv) Authorization of Partnership Guarantee. The Partnership Guarantee has been duly authorized by the Company and, when validly executed and delivered by the Company will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

      (b) Officers' Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

      (c) Representations and Warranties by the Trust, Partnership and Company. The Offerors, jointly and severally, represent and warrant to each Underwriter as of the date hereof, and as of the Closing Time referred to in Section 2(b) herein, as follows:

            (i) Good Standing of Trust. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Trust Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Trust Preferred Securities, the Trust Common Securities and the Declaration; the Trust is duly qualified to transact business as a foreign business trust and is in good standing in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

            (ii) Authorization of Declaration. The Declaration has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company, as Sponsor, and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee, the Declaration will, at the Closing Time, be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will conform to all statements relating thereto in the Prospectus; and at the Closing Time, the Declaration will have been duly qualified under the 1939 Act.

            (iii) Authorization of Trust Common Securities. The Trust Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration

Statement and Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights; and at the Closing Time all of the issued and outstanding Trust Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

            (iv) Authorization of Trust Preferred Securities. The Trust Preferred Securities have been duly authorized by the Declaration and, when issued and delivered against payment of the consideration set forth in this Agreement, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Declaration and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights; and (subject to the terms of the Declaration) holders of Trust Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

            (v) Regular Trustees. Each of the Regular Trustees of the Trust is an employee of the Company; the Declaration has been duly executed and delivered by the Regular Trustees and is a valid and binding obligation of each Regular Trustee, enforceable against such Regular Trustee in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

            (vi) Good Standing of the Partnership. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Partnership Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Partnership Preferred Securities and the Partnership Agreement; the Partnership is duly qualified to transact business as a foreign limited partnership and is in good standing in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Partnership; the Partnership is not a party to or otherwise bound by any agreement other than those described in the Prospectus; and the Partnership is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

            (vii) Authorization of Partnership Agreement. The Partnership Agreement has been duly authorized by the Company as general partner and, on the Closing Date, will have been duly executed and delivered by the Company, and will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will conform to the description thereof in the Prospectus.

            (viii) Authorization of Partnership Preferred Securities. The Partnership Preferred Securities have been duly authorized by the Partnership Agreement and, when issued and delivered pursuant to the Partnership Agreement against payment of the consideration set forth therein, will be duly issued and fully paid and not subject to assessment for additional capital contributions, will be entitled to the benefits of the Partnership Agreement and will conform to the description thereof in the Prospectus; the issuance of the Partnership Preferred Securities is not subject to preemptive or other similar rights; assuming that the holders of Partnership Preferred Securities in their capacities as such do not participate in the control of the business of the Company, the holders of the Partnership Preferred Securities, in their capacities as such, will have no liability in excess of their obligations to make payments provided for in the Limited Partnership Agreement (subject to the obligation of a holder of Partnership Preferred Securities to repay any funds distributed to it).

            (ix) General Partner Status. The Company is the sole general partner of the Partnership.

            (x) Investment Company Act. Neither the Trust nor the Partnership is and, after giving effect to the offering and sale of the Trust Preferred Securities and the application of the proceeds thereof as described in the Prospectus, neither will be an "investment company" under the 1940 Act.

            (xi) Absence of Conflicts. The Trust is not in violation of the Declaration or its certificate of trust filed with the State of Delaware, dated January 16, 1997 (the "Certificate of Trust"); the Partnership is not in violation of the Partnership Agreement or the certificate of limited partnership, dated January 16, 1997 (the "Certificate of Partnership"); and the execution, delivery and performance of applicable Transaction Documents by the Partnership and the Trust and the consummation of the transactions contemplated herein and therein and compliance by the Partnership and the Trust with their respective obligations hereunder and thereunder have been duly authorized by all necessary action on the part of the Partnership and the Trust and do not and will not result in any violation of the Declaration or Certificate of Trust or the

Partnership Agreement or the Certificate of Partnership and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust or the Partnership under any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or the Partnership of their respective properties.

            (xii) Absence of Further Requirements. No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance, offer and sale of the Trust Securities and the Partnership Preferred Securities, the consummation of the transactions contemplated by this Agreement by the Partnership or the Trust, or the execution, delivery, and performance by the Partnership or the Trust of the applicable Transaction Documents, except such as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or state securities laws and the qualification of the Declaration and the Trust Guarantee under the 1939 Act.

            (xiii) Absence of Proceedings. Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Trust or the Partnership, threatened against or affecting the Trust or the Partnership that is required to be disclosed in the Prospectus or that would result in any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Trust or the Company and its subsidiaries, taken as a whole, or that would materially and adversely affect the properties or assets of the Trust or the Partnership, or that could adversely affect the consummation of the transactions contemplated in this Agreement.

SECTION 2. Sale and Delivery to Underwriters; Closing.

      (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the initial public offering price set forth in Schedule B, the number of Trust Preferred Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Trust Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

      (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Trust Preferred Securities shall be made at the offices of
(i) Brown & Wood LLP, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

            Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to such persons designated by the Representatives for the respective accounts of the Underwriters of a certificate in global form for the Trust Preferred Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Trust Preferred Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Trust Preferred Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

            The purchase price per Trust Preferred Security to be paid by the several Underwriters for the Trust Preferred Securities shall be an amount equal to the initial public offering price as set forth in Schedule B. The initial public offering price per Trust Preferred Security shall be a fixed price to be determined by agreement between the Representatives and the Offerors. The initial public offering price and the purchase price, when so determined, shall be set forth in Schedule B.

            As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Trust Preferred Securities will ultimately be used to purchase the Debentures of the Company and the Investment Subsidiaries, the Company hereby agrees to pay at Closing Time to the Representatives, for the accounts of the several Underwriters, a commission per Trust Preferred Security set forth on Schedule B.

            At the Closing Time, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters under Section 2 hereof by wire transfer of immediately available funds to a bank account designated by Merrill Lynch, Pierce, Fenner & Smith Incorporated for the account of the Underwriters.

      (c) Denominations; Registration. Certificates for the Trust Preferred Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time. The Trust Preferred Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 9:00 A.M. (Eastern time) on one business day prior to the Closing Time.

SECTION 3. Covenants of the Offerors. The Offerors covenant with each
           Underwriter as follows:

      (a) Compliance with Securities Regulations and Commission Requests. The Offerors, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Offerors will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) Filing of Amendments. During the period when the Underwriters are required to deliver a prospectus with respect to the Offered Securities, the Offerors will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

      (c) Delivery of Registration Statements. The Offerors have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) Delivery of Prospectuses. The Offerors have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) Continued Compliance with Securities Laws. The Offerors will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations with respect to the offer of the Offered Securities so as to permit the completion of the distribution of the Trust Preferred Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Trust Preferred Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters and for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

      (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Offered Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

      (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

      (h) Use of Proceeds. The Company will use or cause to be used the net proceeds received by and from the sale of the Offered Securities in the manner specified in the Prospectus under "Use of Proceeds".

      (i) Listing. The Company will use its best efforts to effect the listing of the Trust Preferred Securities on the New York Stock Exchange.

      (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4. Payment of Expenses.

      (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Declaration, the Partnership Agreement, and the Indentures and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Trust Preferred Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Offered Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the copying of the Agreement Among Underwriters (viii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (ix) the fees and expenses of the Property Trustee, the Regular Trustees, the Delaware Trustee and the Trust Guarantee Trustee, including the fees and disbursements of counsel for the Trustees in connection with the Indentures, the Investment Guarantees and the Debentures, (x) any fees payable in connection with the rating of the Trust Preferred Securities, and
(xi) the fees and expenses incurred in connection with the listing of the Offered Securities on the New York Stock Exchange; provided, however that the Underwriters shall reimburse the Company for certain expenses incurred in connection with the transactions contemplated by this Agreement as may be agreed upon in writing.

      (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof or in certificates of any officer of the Company, the Trust, the Partnership or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Offerors of their covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

      (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of (i) Brown & Wood LLP, counsel to the Company, the Trust and the Partnership, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and (ii) Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to the Company, the Trust, and the Partnership, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for the Company and each of the Underwriters to the effect set forth in Exhibit B hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (d) Opinion of Counsel for the Property Trustee. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Seward & Kissel, counsel for the Property Trustee in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

      (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus except as stated therein, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section l(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

      (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP, a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus in a form acceptable to the Representatives.

      (g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

      (h) Maintenance of Rating. At Closing Time, the Trust Preferred Securities shall be rated at least "aa3" by Moody's Investors Service Inc. and "A" by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and the Company shall have delivered to the Representatives a letter dated on or prior to the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Trust Preferred Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Trust Preferred Securities or the Company's debt securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review, its rating of the Trust Preferred Securities or any of the Company's debt securities.

      (i) Approval of Listing. At Closing Time, the Trust Preferred Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

      (j) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

      (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

      (l) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

SECTION 6. Indemnification.

      (a) Indemnification of Underwriters. The Offerors agree jointly and severally to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Offerors by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (b) Indemnification of Offerors, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Offerors, directors of the Company, the General Partner of the Partnership, the Issuer Trustees of the Trust, each of the officers of the Offerors who signed the Registration Statement, and each person, if any, who controls any of the Offerors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or
Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offeror on the one hand and the Underwriters on the other hand from the offering of the Trust Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Offerors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Trust Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Trust Preferred Securities pursuant to this Agreement (before deducting expenses but after deducting the total underwriting commission received by the Underwriters) received by the Offerors and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Trust Preferred Securities as set forth on such cover.

            The relative fault of the Offerors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Trust Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, the General Partner of the Partnership, the Issuer Trustees of the Trust, each officer of the Offerors who signed the Registration Statement, and each person, if any, who controls any of the Offerors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Offerors or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Offerors, and shall survive delivery of the Trust Preferred Securities to the Underwriters.

SECTION 9. Termination of Agreement.

      (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Trust Preferred Securities or to enforce contracts for the sale of the Trust Preferred Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York State authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Trust Preferred Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

      (a) if the number of Defaulted Securities does not exceed 10% of the aggregate number of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

      (b) if the number of Defaulted Securities exceeds 10% of the aggregate number of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

            No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

            In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Office of IBK

Counsel; and notice to the Offerors shall be directed to it at 100 Church Street, 12th Floor, New York, New York 10080-6512, attention of the Secretary with a copy to the Treasurer at World Financial Center, South Tower, 225 Liberty Street, New York, New York 10080-0736.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Offerors and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Offerors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Trust Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Offerors in accordance with its terms.


                                             Very truly yours,

                                             MERRILL LYNCH & CO., INC.

                                             By:____________________
                                                   Name:
                                                   Title:


                                             MERRILL LYNCH PREFERRED
                                             FUNDING II, L.P.

                                             By: MERRILL LYNCH & CO., INC.,
                                                   as General Partner

                                             By:____________________
                                                   Name:
                                                   Title:


                                             MERRILL LYNCH PREFERRED
                                             CAPITAL TRUST II

                                             By:____________________
                                                   Name:
                                                   Title: Regular Trustee


CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:   MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED

      By:_____________________________________
            Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A


                                                                    Number of
                                                                 Trust Preferred
Name of Underwriter                                                 Securities
-------------------                                              ---------------

Merrill Lynch, Pierce, Fenner & Smith Incorporated .........      ____________

Total ......................................................      ____________


                                  Schedule A-1

SCHEDULE B

      1. The initial public offering price per security for the Trust Preferred Securities, determined as provided in said Section 2, shall be $25.00.

      2. The purchase price per security for the Trust Preferred Securities to be paid by the several Underwriters shall be $25.00, being an amount equal to the initial public offering price set forth above.

      3. The compensation per Trust Preferred Security to be paid by the Company to the several Underwriters in respect of their commitments hereunder shall be $__________; provided, however, that the compensation per Trust Preferred Security for sales of 10,000 or more Trust Preferred Securities to a single purchaser shall be $_____.


                                  Schedule A-2

                                                                       EXHIBIT A

                       FORM OF OPINION OF BROWN & WOOD LLP
                         COMPANY COUNSEL TO BE DELIVERED
                            PURSUANT TO SECTION 5(b)

      1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

      2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

      3. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect (as defined in Section 1(a)(v) of the Purchase Agreement).

      4. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York; all of the issued and outstanding capital stock of MLPF&S has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of MLPF&S was issued in violation of preemptive or other similar rights of any securityholder of MLPF&S.

      5. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

      6. Each Indenture has been duly authorized, executed, and delivered by the applicable Investment Affiliate and, in the case of the Subsidiary Debentures, the Debenture Guarantor and, when duly authorized, executed and delivered by the Debt Trustee, will constitute a valid and legally binding obligation of such Investment Affiliate and, in the case of the Subsidiary Debentures, the Debenture Guarantor, enforceable against such Investment Affiliate and, in the case of the Subsidiary Debentures, the Debenture Guarantor, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether the enforcement is considered in a proceeding in equity or at law). The Indenture in respect of the Company Debentures has been duly qualified under the 1939 Act.

            (i) The Debentures have been duly authorized, executed and delivered by the applicable Investment Affiliate and, when duly authenticated by the Debt Trustee and upon payment and delivery as described in the Purchase Agreement will constitute valid and legally binding obligations of such Investment Affiliate enforceable against such Investment Affiliate in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether the enforcement is considered in a proceeding in equity or at law).

            (ii) The Investment Guarantees in respect of each of the Subsidiary Debentures have been duly authorized, executed and issued by the Debenture Guarantor and, when duly authorized, executed and delivered by the Debt Trustee and upon payment and delivery as described in the Purchase Agreement will constitute valid and legally binding obligations of the Debenture Guarantor enforceable against the Debenture Guarantor in accordance with their terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether the enforcement is considered in a proceeding in equity or at law). The Investment Guarantee has been duly qualified under the 1939 Act.

            (iii) The Trust Preferred Securities Guarantee Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Guarantee Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether the enforcement is considered in a proceeding in equity or at law). The Trust Preferred Securities Guarantee Agreement has been duly qualified under the 1939 Act.

            (iv) The Partnership Guarantee Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether the enforcement is considered in a proceeding in equity or at law).

            (v) The Declaration has been duly authorized, executed and delivered by the Company and has been duly qualified under the 1939 Act.

            (vi) The Partnership Agreement has been duly authorized, executed and delivered by the Company.

            (vii) No consent, approval, authorization, order, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any Federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale by the Offerors of the Offered Securities, the issuance by the Investment Affiliates of the Debentures, the issuance of the Investment Guarantees, the Partnership Guarantee and the Trust Guarantee by the Company and the compliance by the Offerors with all of the provisions of the Purchase Agreement, except for (a) the registration under the 1933 Act and the 1934 Act of the Offered Securities and (b) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Trust Preferred Securities and the Trust Preferred Securities Guarantee by the Underwriters.

            (viii) The statements made in the Prospectus under the captions "Merrill Lynch Preferred Capital Trust II", "Merrill Lynch Preferred Funding II, L.P.", "Description of Trust Preferred Securities", "Description of Trust Guarantee", "Description of Partnership Preferred Securities", and "Description of the Partnership Guarantee", insofar as such statements purport to constitute summaries of the terms of the Offered Securities, constitute accurate summaries of the terms of the Offered Securities.

            (ix) We hereby confirm (a) our opinions set forth in the Prospectus under the caption "Certain Federal Income Tax Considerations" and (b) that, subject to the qualifications set forth therein, the discussion set forth in the Prospectus under such caption is an accurate summary of the United States federal income tax matters described therein.

            (x) The Registration Statement has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

            (xi) Neither the Trust nor the Partnership is required to be registered as an "investment company" under the 1940 Act.

            (xii) Each of the Company and the Investment Subsidiaries is not, and after giving effect to the offering and sale of the Trust Preferred Securities and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" as such term is defined in the 1940 Act.

      We have participated in conferences with officers and representatives of the Company, representatives of the independent accountants of the Company and the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and Prospectus and have made no independent check or verification thereof, on the basis of the foregoing, nothing has come to our attention that would lead us to believe that the Registration Statement or any post-effective amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1s, as to which we make no statement), at the time the Registration Statement or any post-effective amendment thereto (including the filing of the Company's Annual Report on Form 10-K with the Commission) became effective or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In addition, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives.

                                                                       EXHIBIT B

           FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                   (Delaware)
              SPECIAL DELAWARE COUNSEL TO THE COMPANY, THE TRUST,
                       AND THE PARTNERSHIP TO BE DELIVERED
                            PURSUANT TO SECTION 5(b).

            (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Trust Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under each of the Purchase Agreement, the Trust Preferred Securities, the Trust Common Securities and the Declaration; the Trust is duly qualified to transact business as a foreign company and is in good standing in any other jurisdiction in which such qualification and good standing is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; the Trust is not a party to or otherwise bound by any agreement other than those described in thee Prospectus.

            (ii) The Trust Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights.

            (iii) The Trust Preferred Securities have been duly authorized by the Declaration and, when issued and delivered against payment of the consideration as set forth in the Purchase Agreement, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Declaration and will conform to all statements relating thereto contained in the Prospectus; under the Declaration or Delaware law the Trust Preferred Securities are not subject to preemptive or other similar rights; and holders of Trust Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

            (iv) The Partnership has been duly created and is validly existing in good standing as a limited partnership under the Delaware Partnership Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under each of the Purchase Agreement, the

Partnership Preferred Securities and the Partnership Agreement; the Partnership is duly qualified to transact business as a foreign company and is in good standing in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Partnership; the Partnership is not a party to or otherwise bound by any agreement other than those described in the Prospectus.

          (v) The Partnership Preferred Securities have been duly authorized and, when issued and delivered pursuant to the Partnership Agreement against payment of the consideration set forth therein, will represent valid partnership interests in the Partnership will be entitled to the benefits of the Partnership Agreement and will conform to the description thereof in the Prospectus; the issuance of the Partnership Preferred Securities is not subject to preemptive or other similar rights; assuming that the holders of Partnership Preferred Securities in their capacities as such do not participate in the control of the business of the Partnership, the holders of the Partnership Preferred Securities, in their capacities as such, will have no liability to third parties in excess of their obligations to make payments provided for in the Limited Partnership Agreement; to our knowledge, there are no provisions in the Partnership Agreement which would permit the holders of Partnership Preferred Securities in their capacities as such to participate in the control of the business of the Partnership.

            (vi) Assuming the Declaration has been duly authorized by the Company, the Declaration has been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Institutional Trustee, the Declaration constitutes a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions and conforms to all statements relating thereto in the Prospectus.

            (vii) Assuming the Partnership Agreement has been duly authorized by the Company, the Partnership Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions and conforms to the description thereof in the Prospectus.

            (viii) The execution, delivery and performance of the Transaction Documents by the Offerors and the consummation of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations do not and will not result in any violation of the Declaration or Certificate of Trust or the Partnership Agreement or the Certificate of

Partnership and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust or the Partnership under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument in each case governed by Delaware law to which the Trust or the Partnership is a party or by which they may be bound or to which any of their properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company subsidiaries taken as a whole or (B) any existing applicable law, rule, regulation, judgment, order or decree of any Delaware government, governmental instrumentality or court, domestic or foreign, or any Delaware regulatory body or administrative agency or other governmental body having jurisdiction over the Offerors of their respective properties.

            (ix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or agency (other than as may be required under the securities or blue sky laws of the state of Delaware, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Transaction Documents by the Offerors or for the offering, issuance, sale or delivery of the Offered Securities.

                                                                       EXHIBIT C

                       FORM OF OPINION OF SEWARD & KISSEL
                     COUNSEL FOR THE PROPERTY TRUSTEE TO BE
                       DELIVERED PURSUANT TO SECTION 5(d)

            (i) The Chase Manhattan Bank is a national banking association with trust powers, is duly organized, is validly existing and is in good standing under the laws of the United States with all necessary power and authority to execute, deliver and to carry out and perform its obligations under the terms of the Declaration and each of the Trust Preferred Guarantees.

            (ii) Chase Manhattan Bank Delaware is a Delaware banking corporation with trust powers, is duly organized, is validly existing and is in good standing under the laws of the State of Delaware with all necessary power and authority to execute, deliver and to carry out and perform its obligations under the terms of the Declaration.

            (iii) The execution, delivery and performance by the Property Trustee and the Delaware Trustee of the Declaration and the execution, delivery and performance by the Guarantee Trustee of the Trust Preferred Guarantee have been duly authorized by all necessary corporate action on the part of the Institutional Trustee and the Delaware Trustee, in the case of the Declaration, and the Guarantee Trustee, in the case of the Trust Preferred Guarantee. The Declaration and the Trust Preferred Guarantee have been duly executed and delivered by the Property Trustee and the Delaware Trustee, in the case of the Declaration, and the Guarantee Trustee, in the case of the Trust Preferred Guarantee, and constitute the legal, valid and binding obligations of the Property Trustee and the Delaware Trustee, in the case of the Declaration, and the Guarantee Trustee, in the case of the Trust Preferred Guarantee, enforceable against the Property Trustee and the Delaware Trustee, in the case of the Declaration, and the Guarantee Trustee, in the case of the Trust Preferred Guarantee, in accordance with their terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions.

            (iv) The execution, delivery and performance of the Declaration and the Trust Preferred Guarantee by the Property Trustee and the Delaware Trustee, in the case of the Declaration, and the Guarantee Trustee, in the case of the Trust Preferred Guarantee, do not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Property Trustee or the Delaware Trustee, in the case of the Declaration, or the Guarantee Trustee.

            (v) No consent, approval or authorization of, or registration with or notice to, any Illinois, Delaware or federal banking authority is required for the execution, delivery or performance by the Property Trustee or the Delaware Trustee of the Declaration or by the Guarantee Trustee of the Trust Preferred Guarantee.



                                       C-2